EXHIBIT 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER OF
GENUINE PARTS COMPANY
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Annual Report of Genuine Parts Company (the “Company”) on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jerry W. Nix, Vice Chairman and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jerry W. Nix
Jerry W. Nix
Vice Chairman and Chief Financial Officer
March 3, 2006